EXHIBIT A
                      To Administrative Services Agreement
                              ACCESSOR FUNDS, INC.
                                     [Date]

This Administrative Services Agreement shall be entered into with respect to the Investor Class shares of the following Funds of Accessor Funds, Inc.:

Growth Fund
Value Fund
Small to Mid Cap Fund
International Equity Fund
Intermediate Fixed-Income Fund
Short-Intermediate Fixed-Income Fund
Mortgage Securities Fund
High Yield Bond Fund
U.S. Government Money Fund
Accessor Income Allocation Fund
Accessor Income and Growth Allocation Fund
Accessor Balanced Allocation Fund
Accessor Growth and Income Allocation Fund
Accessor Growth Allocation Fund
Accessor Aggressive Growth Allocation Fund

                                    EXHIBIT C
                      To Administrative Services Agreement

    Fund                                             Service Organization
    Investor Class Shares of:                        Administrative Services Fee
    -------------------------                        ---------------------------

    Growth
    Value and Income
    Small to Mid Cap
    International Equity
    Intermediate Fixed-Income
    Short-Intermediate Fixed-Income
    High Yield Bond
    Mortgage Securities
    U.S. Government Money
    Accessor Income Allocation Fund
    Accessor Income and Growth Allocation Fund
    Accessor Balanced Allocation Fund
    Accessor Growth and Income Allocation Fund
    Accessor Growth Allocation Fund
    Accessor Aggressive Growth Allocation Fund